INDUSTRIAL LEASE

        This Industrial Lease (“Lease”) dated as of this 30th day of November, 2007, by and between WELSH PEWAUKEE, LLC, a Minnesota limited liability company (“Landlord”) and LICENSE PRODUCTS, INC., a Wisconsin Corporation (“Tenant”).

        WHEREAS, in consideration of the Rent hereinafter defined, and the covenants contained herein, Landlord and Tenant hereby agree as follows:

1. Basic Lease Information/Definitions.

1.1	Premises	Approximately 39,339 square feet consisting of 35,800 square feet of warehouse space and 3,539 of finished office space, as depicted on Exhibit A attached hereto and incorporated herein by reference. See Section 2.

1.2	Building	The building located at 115 Ridgeview Parkway, Pewaukee, WI 53072 [Corrected Address: N22 W23977 Ridgeveiw Parkway, Suite 700, Waukesha, Wissconsin 53188] commonly known as Ridgeview Business Center, situated on that certain real property legally described on Exhibit B attached hereto and incorporated herein by reference ("Property"), consisting of approximately 94,403 square feet.

1.3	Commencement Date	January 1, 2008. Tenant shall be allowed to occupy the space prior to the Commencement Date in accordance with Section 6.

1.4	Term	Sixty-Two (62) months unless sooner terminated or extended pursuant to the terms and conditions of this Lease.

1.5	Base Rent	Base Rent shall be the following amounts for the following periods of time:

Period Covered	Rate Per SF	Monthly Base Rent
1/1/08-12/31/08	$4.80	$15,735.60
1/1/09-1/31/09	$0.00	$0.00
2/1/09-1/31/10	$4.94	$16,207.67
2/1/10-2/28/10	$0.00	$0.00
3/1/10-2/28/11	$5.09	$16,693.90
3/1/11-2/29/12	$5.25	$17,194.71
3/1/12-2/28/13	$5.40	$17,710.56

1.6	Tenant’s Pro Rata Share	41.67%. The estimated Additional Rent for 2008 is $1.75 per square foot. See Section 4.2.

1.7	Security Deposit	Landlord's obligations hereunder are contingent upon, and this Lease shall not be effective until, Tenant provides a letter of credit in the amount of $100,000 subject to the terms and conditions of Section 5 hereof (the “Letter of Credit”).

1.8	Tenant’s Notice Address	License Products, Inc. 115 Ridgeview Parkway Pewaukee, WI 53072 [Corrected Address: N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188]. See Section 22.6.

1.9	Landlord’s Notice Address	Welsh Pewaukee, LLC c/o Welsh Companies, LLC 7807 Creekridge Circle Minneapolis, MN 55439-2609. See Section 22.6.

1.10	Insurance Requirement	$2,000,000 public liability, bodily injury and property damage combined policy. See Section 10.

2.	Lease Grant.

Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in Section 1.1 hereof).

3.	Common Areas.

“Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas. Without limitation of the foregoing, Tenant shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by Landlord, other tenants or licensees or other persons entitled to use the Common Areas. Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of the Premises. In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Premises in connection therewith.

4.	Rent.

    4.1        Base Rent. Tenant shall pay to Landlord the Base Rent identified in Section 1.5 of this Lease in advance on first day of each calendar month during the Term, without notice, demand, deduction or set-off, mailed to Welsh Companies LLC, CM 9660, P.O. Box 70870, St Paul, MN 55170-9660, or such other location as Landlord shall advise Tenant of from time to time, and Base Rent checks shall be made payable to “Welsh Companies, LLC”. Should the Term commence or terminate on a day other than the first day or the last day of a calendar month, Landlord and Tenant agree that Base Rent for the first and last month of the Term shall be prorated and Base Rent for the remaining months shall be due and payable on the first of the month as provided above. Base Rent plus all other sums due and owing pursuant to this Lease shall be collectively called “Rent.”

    4.2        Common Area Expenses, Taxes and Insurance.

    (i)        “Additional Rent” shall mean that amount which is equal to Tenant’s Pro Rata Share, as identified in Section 1.6 of this Lease, of the Expenses and Taxes for the Building. “Expenses” shall mean all actual costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises, together with any taxes on such utilities; (iii) all premiums for casualty, workers’ compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property, all third party administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord in connection with any or all of the operation, repair and maintenance of any part of the Property, including, without limitation, the structural elements of the Property and the Common Areas; (vi) management fees to Landlord or it agent or other persons or management entities actually involved in the management and operation of the Property; (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) actually designed to reduce Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement in accordance with generally accepted accounting principles; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property. “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, paid due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year which obligation shall survive the termination or expiration of this Lease

    (ii)        For each year during the Term, Tenant shall pay Tenant’s Pro Rata Share of Expenses and Taxes as Additional Rent. Prior to each calendar year, or as soon as reasonably possible thereafter, Landlord shall estimate and notify Tenant of the estimated amount of Additional Rent due for such year, and Tenant shall pay Landlord one-twelfth (1/12) of such estimate on the first day of each month during such year. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Additional Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report, Tenant shall pay to Landlord the amount of the actual Additional Rent due for such calendar year minus any payments of Additional Rent made by Tenant for such year. If Tenant’s estimated payments of Additional Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired. Tenant’s obligation to pay any component of Additional Rent shall survive the expiration or sooner termination of the Term.

    4.3        Late Payment. If any installment of Rent or any other sums due from Tenant is not received by Landlord within five (5) days following the due date, Tenant will pay to Landlord a late charge equal to twelve percent (12%) of such overdue amount. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord would incur as a result of such late payment.

5.       Security Deposit. Upon execution of this Lease, to secure the faithful performance by Tenant of all the terms and conditions of this Lease, Tenant shall provide Landlord with a Letter of Credit as identified in Section 1.7 of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may draw from the Letter of Credit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby.

The Letter of Credit, which must be received by Landlord on or before December 10, 2007, shall be in form and substance reasonably acceptable to Landlord, and shall be issued from a financial institution reasonably acceptable to Landlord. The Letter of Credit shall be for a term expiring not earlier than February 28, 2013 and shall provide for a maximum benefit to Landlord in the amount of $100,000.00. Notwithstanding the foregoing to the contrary, Landlord may revoke its approval of the issuer of the Letter of Credit in the event that Landlord determines that the creditworthiness or financial condition of such issuer has materially decreased or diminished since the date of Landlord’s original approval thereof. In the event that Landlord provides written notice to Tenant of the revocation of Landlord’s approval of the issuer, at least thirty (30) days prior to the next deadline for Tenant’s delivery of an amended or substitute Letter of Credit, Tenant shall deliver to Landlord, prior to the applicable deadline, a substitute Letter of Credit, meeting the requirements of this Section, issued by an alternative financial institution acceptable to Landlord in its discretion. If Tenant fails to deliver any such amended or substituted Letter of Credit as and when required hereunder (time being of the essence), Landlord shall be entitled, without further notice to Tenant, to submit to the issuer of the Letter of Credit a sight draft or other request for payment (a “Draw”) for the full principal amount of the Letter of Credit. Notwithstanding anything to the contrary contained herein if Tenant has performed all of its obligations hereunder, the after the sixty-second (62nd) month of the Term hereof or upon a termination of this Lease pursuant to the terms and conditions of Section 21 hereof, Tenant may request that Landlord release the Letter of Credit posted pursuant to this Section 5.

6.	Delivery of Premises.

    6.1        Condition of Premises. Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and Tenant hereby accepts the foregoing on an “AS-IS,”“WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Landlord’s agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Neither Landlord nor it agent shall be obligated to make any repairs, replacements or improvements, whether structural or otherwise, of any type or nature to the foregoing in connection with, or in consideration of, this Lease, except with respect to all repairs and improvements expressly and specifically described in Exhibit D attached hereto and incorporated herein by reference (“Landlord Repairs and Improvements”). Landlord agrees to make reasonable efforts to enforce, or cause it agent to enforce, upon Tenant’s request, all manufacturer’s or contractor’s warranties, if any, issued in connection with any of the Landlord Repairs and Improvements. Notwithstanding anything contained herein to the contrary, Tenant shall be allowed to use and occupy the Premises prior to the Commencement Date upon the substantial completion of the Landlord Repairs and Improvements subject to all the terms and conditions of this Lease except for payment of Rent.

    6.2        Delay in Commencement. Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. The obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

7.	Utilities.

Tenant shall obtain all electricity, natural gas, telephone and other utilities that are separately metered to the Premises directly from the public utility company furnishing same. Tenant shall pay all utility deposits and fees, and all monthly service charges for such utility services furnished to the Premises during the Term of this Lease. Landlord shall not be liable to Tenant for any interruption whatsoever in utility services, nor shall Tenant be entitled to an abatement or reduction of Rent on account thereof.

8.	Alterations; Repairs; Maintenance; Signs.

    8.1        Repairs; Maintenance.

    (i)        Landlord shall keep the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams (collectively, the “Building Structure”) in good repair and shall make all needed repairs and replacements. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement). In the event that the Premises should become in need of repairs or replacements required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises pursuant to Landlord’s rights and obligations under the Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

    (ii)       Tenant shall keep the Premises in good, clean and habitable condition and shall at its sole cost and expense keep the same free of dirt, rubbish, ice or snow, insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord; provided, however, with respect to the parking and paved areas serving the Premises, Tenant shall only be required to repair and maintain, and shall not be required to resurface or repave, the same. Without limiting the coverage of the previous sentence, it is understood that Tenant’s responsibilities include the repair and replacement of the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available at the Premises for Tenant’s use (collectively, the “Building Systems”) in accordance with all applicable Laws. Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as Rent hereunder, the cost of such repairs plus interest at the rate of twelve percent (12%) per annum, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency. If, during repair, Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant.

    8.2        Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Five Thousand Dollars ($5,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Premises, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.

    8.3        Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company, if any, and Landlord’s mortgagee, if required by such mortgagee, as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws. Landlord’s consent to or approval of any alterations, additions or improvements shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce any warranty on the roof. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

    8.4               Mechanics Liens. All work performed, materials furnished, or obligations incurred by or at the request of Tenant shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefore. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, if any, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses, including attorneys’ fees in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of Tenant. The foregoing indemnity shall survive termination or expiration of this Lease.

    8.5        Signs. Tenant shall have the right to place a sign on the Building, Building monument sign and glass entryway. The cost of any signs shall be the responsibility of the Tenant and the signs must comply with the sign criteria promulgated by Landlord, as well as all local laws, ordinances, and regulations. Notwithstanding the above, Tenant shall not place or permit to be placed any other signs upon the roof of the Building or upon any exterior area of the Building without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord from time to time, as well as all laws, ordinances, and regulations. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal shall be payable by Tenant within ten (10) days of invoice, and such obligation shall survive termination or expiration of this Lease.

9.	Use.

Tenant shall continuously occupy and use the Premises only for manufacturing, assembly and distribution and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, Tenant shall be liable for such increase.

10.	Assignment and Subletting.

Tenant may not assign this Lease or any interest herein or sublet the whole or any part of the Premises, or permit the same to be occupied by anyone other than Tenant, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

11.	Insurance.

    11.1        Insurance to be Maintained by Landlord. Landlord shall maintain (a) “all-risk” property insurance policy covering the Property (at its full replacement cost), but excluding Tenant’s Property (defined below), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, persona1 injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord.

    11.2        Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.3 and 10.4 (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant’s Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 30 days prior to the expiration of each Tenant’s Policy. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

    11.3        General Liability Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location. The Tenant’s Policies required by this Section shall (a) name Landlord, Landlord’s agent, and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (t) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

    11.4        Property and Workers’Compensation Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy or Policies of (i) “all-risk” property insurance covering Tenant’s Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.

    11.5        Waiver of Subrogation. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant’s workers’ compensation carrier. This provision is intended to waive, fully .and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

    11.6        Indemnification. Landlord shall not be liable to Tenant for and Tenant does hereby release Landlord and its respective agents and employees from liability for any injury, loss or damages to Tenant or to any other person or property occurring upon the Property unless caused by Landlord’s gross negligence or willful misconduct. Tenant agrees to indemnify, defend, and hold Landlord, Landlord’s officers, directors, stockholders, employees and agents harmless against and from any and all liability, loss, costs, damages, expenses, including reasonable attorneys’ fees, claims and demands, that may be brought against Landlord, Landlord’s officers, directors, stockholders, employees and agents, for or on account of any damages, loss or injury to persons or property in or about the Property during the Term, or during any occupancy by Tenant prior to the Commencement Date or for any damages, loss or injury to persons or property caused by Tenant whatsoever, unless caused by Landlord’s gross negligence or willful misconduct. For purposes of this Section, “Tenant” shall include Tenant, its employees, agents, servants, invitees, licensees, contractors and subcontractors. This indemnification shall survive the expiration or earlier termination of this Lease.

12.	Subordination; Attornment; Notice to Landlord’s Mortgagee.

    12.1        Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefore such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage to this Lease. Notwithstanding anything appearing herein to the contrary, so long as Tenant is not in default of its obligations under this Lease, Tenant’s possession of the Premises shall not be disturbed by Landlord or by Landlord’s Mortgagee in the event of a foreclosure or other enforcement of any Mortgage.

    12.2        Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

    12.3        Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

    12.4        Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.	Rules and Regulations.

Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.	Eminent Domain.

If the whole, or any substantial portion, as reasonably determined by Landlord, of the Property is taken or condemned for any public use under any law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

15.	Fire or Other Casualty.

    15.1        Notification and Repair. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HV AC, elevator or other systems located in or passing through the Premises or any part thereof. Tenant shall be liable for any claim, loss, damage, cost or expense resulting from Tenant’s failure to give Landlord the foregoing notice in a timely manner. Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this Section. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

    15.2        Rental Abatement. Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

    15.3        Total Destruction. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Property immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Property; and (y) occurs during the last two years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration. For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

    15.4        Insurance Proceeds. Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant’s Property). In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord’s duty to repair the Premises and the Property (excluding Tenant’s Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

16.	Default.

Tenant hereby agrees that if Tenant shall fail to make its payments within three (3) days of written notice from Landlord that any such payment is overdue, or in performing any of the other agreements, terms and conditions of this Lease, then Tenant shall be in “Default” under this Lease. Landlord may re-enter immediately into the Premises and remove all persons and property there from, and, at Landlord’s option, terminate and cancel this Lease as to all future rights of Tenant, and Tenant hereby expressly waives the service of any notice in writing to re-renter as aforesaid. Tenant agrees that in the case of any such termination Tenant will indemnify Landlord against all loss of rents and other damages which Landlord may incur by reason of such termination, including, but not limited to, costs or restoring and repairing the Premises and putting the same in rentable condition, costs of renting the Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorneys’ fees and expenses incurred in enforcing any of the terms of this Lease.

17.	Non-Waiver, Cumulative Remedies.

Landlord’s acceptance of Rent following a Default shall not waive Landlord’s rights regarding such Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

18.	Surrender of Premises/Holding Over.

At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant. Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture as Landlord may request, and repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section shall survive the expiration or earlier termination of the Lease. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing there from, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs, including reasonable attorneys’ fees, and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting there from.

19.	Rights of Landlord.

    19.1        Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Premises, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

    19.2        Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and (if the Building is multi-tenant) closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time.

    19.3        Prospective Purchaser’s and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders. Tenant shall, within five (5) days of Landlord’s request therefore, provide Landlord with current information and statements regarding the financial condition of Tenant.

    19.4        Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of a Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

20.	Hazardous Materials.

    20.1        During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined herein) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Premises.

    20.2        Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined herein) on the Premises, or transport or permit the transportation of Hazardous Materials to or from the Premises except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

    20.3        Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined herein) against Tenant relating to the Premises or the Property; (2) any condition or occurrence on the Premises or the Property that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

    20.4        Tenant will not change or permit to be changed the present use of the Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Premises except for expressly permitted herein.

    20.5        Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations, including but not limited to removal and remedial actions, losses, claims, suits, judgments, liabilities, penalties, damages, including consequential and punitive damages, costs and expenses, including reasonable attorneys’ and consultants’ fees and expenses, of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section shall survive the expiration or sooner termination of this Lease.

    20.6        All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the rate of twelve percent (12%) per annum from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

    20.7        “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,”“hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,”“contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

21.	Option to Terminate.

Provided that no Default exists hereunder, Tenant shall have the option to terminate this Lease after the thirty-eighth (38th) month of the Lease Term, but only upon nine (9) month’s prior written notice to Landlord and payment, at the time of Tenant’s delivery of such notice of termination, of a termination fee of $78,500.00. Upon timely receipt of the notice of termination and the termination fee, this Lease shall terminate on the last day of the ninth (9th) month after receipt of Tenant’s written notice of termination, with no further obligations of either party except as otherwise expressly set forth herein.

22.	Miscellaneous.

    22.1        Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

    22.2        Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefore and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

    22.3        Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, (declared or undeclared), acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

    22.4        Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease except for Welsh Companies, LLC as agent for Landlord and MLG Commercial as agent for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

    22.5        Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefore, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

    22.6        Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

    22.7        Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby.

    22.8        Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

    22.9        Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

    22.10        No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

    22.11        Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

    22.12        Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

    22.13        Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

    22.14        Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

    22.15        List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Premises Exhibit B - Description of the Land Exhibit C - Rules and Regulations Exhibit D - Tenant Improvements

        IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written by their duly authorized partner or officer, as the case may be.

LANDLORD:	WELSH PEWAUKEE, LLC, a Minnesota limited liability company
By: /s/ Dennis Doyle
Name: Dennis Doyle
Title: Chief Manager
Execution Date: November 30, 2007
TENANT:	LICENSE PRODUCTS, INC., a Wisconsin corporation
By: /s/ Craig Bald
Name: Craig Bald
Title: Chief Financial Officer
Execution Date: November 30, 2007

20